Exhibit (a)(1)(G)

INSTRUCTION FORM

COCA-COLA CONSOLIDATED EMPLOYEE STOCK PURCHASE PLAN (THE “PLAN”)

With Respect to the Offer by

COCA-COLA CONSOLIDATED, INC.

To Purchase for Cash

Pursuant to the Offer to Purchase Dated May 20, 2024

Shares of its Common Stock for an Aggregate Purchase Price of Not More Than $2,000 Million at a Per Share Purchase Price Not Less Than $850 Per Share Nor Greater Than $925 Per Share

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 18, 2024, UNLESS THE TENDER OFFER IS EXTENDED OR TERMINATED (THE “EXPIRATION TIME”).

THIS INSTRUCTION FORM (THE “INSTRUCTION FORM”) SHOULD BE COMPLETED, SIGNED AND SENT PROMPTLY IN ORDER TO PERMIT THE DEPOSITARY, AS DEFINED BELOW, TO SUBMIT A TENDER ON YOUR BEHALF IN ACCORDANCE WITH THE OFFER TO PURCHASE, AS DEFINED BELOW. DESPITE THE EXPIRATION TIME, WE MUST RECEIVE YOUR INSTRUCTIONS NO LATER THAN 4 P.M., NEW YORK CITY TIME, ON JUNE 13, 2024, IN ORDER TO BE ABLE TO ACT ON YOUR INSTRUCTIONS (UNLESS THE EXPIRATION TIME IS EXTENDED BY COCA-COLA CONSOLIDATED, INC. (THE “COMPANY”), IN WHICH CASE WE WOULD NEED TO RECEIVE YOUR INSTRUCTIONS NO LATER THAN 4 P.M., NEW YORK CITY TIME, ON THE THIRD BUSINESS DAY PRIOR TO SUCH EXTENDED EXPIRATION TIME).

DESCRIPTION OF SHARES TENDERED

Name(s) and Address(es) of Registered Owner(s) (If blank, please fill in exactly as name(s) appear(s) on share certificate(s))	Shares Tendered (attached additional list if necessary)

Certificated Shares*

	Certificate Number(s)	Total Number of Shares Represented by Certificate(s)	Book-Entry Shares Tendered	Number of Shares Tendered*

Total Shares

* Unless otherwise indicated, it will be assumed that all shares of Common Stock represented by certificates described above are being tendered hereby.

The Instruction Form is being provided by Equiniti Trust Company, LLC (the “Depositary”) pursuant to the Plan, for which Equiniti Trust Company, LLC is the administrator (the “Plan Administrator”). If you have questions or need assistance, you should contact the Plan Administrator at (866) 709-7704.

This Instruction Form must be delivered to the Depositary at the address set forth below. Delivery of this Instruction Form to an address other than as set forth below will not constitute a valid delivery to the Depositary. Deliveries to the Company, Innisfree M&A Incorporated (the “Information Agent”), the Plan Administrator or to The Depository Trust Company (“DTC”, which is hereinafter referred to as the “Book-Entry Transfer Facility”) will not be forwarded to the Depositary and therefore will not constitute valid delivery to the Depositary. All of the instructions set forth in this Instruction Form should be read carefully, together with the Offer to Purchase dated May 20, 2024 (together with any amendments or supplements thereto, the “Offer”), before this Instruction Form is completed.

The undersigned hereby instruct(s) you to tender to the Company the number of shares indicated below or, if no number is indicated, all shares held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the tender offer.

NUMBER OF SHARES TO BE TENDERED FOR THE ACCOUNT OF THE UNDERSIGNED: ____SHARES1

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

(1)	AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

By checking ONE of the following boxes below INSTEAD OF THE BOX UNDER “PURCHASE PRICE TENDER,” the undersigned is tendering shares at the price checked. This election could result in none of the shares being purchased if the Purchase Price selected by the Company for the shares is less than the price checked below. A STOCKHOLDER WHO WISHES TO TENDER SHARES AT MORE THAN ONE PRICE MUST COMPLETE A SEPARATE INSTRUCTION FORM FOR EACH PRICE AT WHICH SHARES ARE TENDERED (SEE SECTION 3 OF THE OFFER TO PURCHASE). The same shares cannot be tendered at more than one price, unless previously and validly withdrawn as provided in Section 4 of the Offer to Purchase.

AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED

☐	$850.00	☐	$852.50	☐	$855.00	☐	$857.50
☐	$860.00	☐	$862.50	☐	$865.00	☐	$867.50
☐	$870.00	☐	$872.50	☐	$875.00	☐	$877.50
☐	$880.00	☐	$882.50	☐	$885.00	☐	$887.50
☐	$890.00	☐	$892.50	☐	$895.00	☐	$897.50
☐	$900.00	☐	$902.50	☐	$905.00	☐	$907.50
☐	$910.00	☐	$912.50	☐	$915.00	☐	$917.50
☐	$920.00	☐	$922.50	☐	$925.00

-OR-

(2)	PURCHASE PRICE TENDER

By checking the box below INSTEAD OF ONE OF THE BOXES UNDER “AUCTION PRICE TENDER: PRICE (IN DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED,” the undersigned is tendering shares at the Purchase Price and is willing to accept the Purchase Price determined by the Company in accordance with the terms of the Offer. This action will maximize the chance of having the Company purchase the shares pursuant to the Offer (subject to proration). For purposes of determining the Purchase Price, those shares that are tendered by the undersigned agreeing to accept the Purchase Price determined in the Offer will be deemed to be tendered at the minimum price of $850 per share.

☐

The undersigned wants to maximize the chance of having the Company purchase shares the undersigned is tendering (subject to the proration and priority provisions of the Offer). Accordingly, by checking this box instead of one of the price boxes above, the undersigned hereby tenders shares at, and is willing to accept, the Purchase Price determined by the Company in accordance with the terms of the Offer. THE UNDERSIGNED UNDERSTANDS THAT THIS ELECTION IS DEEMED TO BE A TENDER OF SHARES AT THE MINIMUM PRICE OF $850 PER SHARE FOR PURPOSES OF DETERMINING THE PURCHASE PRICE IN THE OFFER AND COULD CAUSE THE PURCHASE PRICE TO BE LOWER AND COULD RESULT IN THE TENDERED SHARES BEING PURCHASED AT THE MINIMUM PRICE OF $850 PER SHARE (SEE SECTION 3 OF THE OFFER TO PURCHASE).

CHECK ONLY ONE BOX UNDER (1) OR (2) ABOVE. IF MORE THAN ONE BOX IS CHECKED ABOVE, OR IF NO BOX IS CHECKED, THERE IS NO VALID INSTRUCTION TO TENDER OF SHARES.

[1]	Unless otherwise indicated, it will be assumed that all shares held by us for your account are to be tendered.

ODD LOTS

To be completed only if shares are being tendered by or on behalf of a person owning, beneficially or of record, an aggregate of fewer than 100 shares.

☐ By checking this box, the undersigned represents that it is the beneficial or record owner of an aggregate of fewer than 100 shares, all of which are being tendered.

CONDITIONAL TENDER

A tendering stockholder may condition his, her or its tender of shares upon the Company purchasing a specified minimum number of the shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of shares you indicate below is purchased by the Company pursuant to the terms of the tender offer, none of the shares tendered will be purchased. It is the tendering stockholder’s responsibility to calculate that minimum number of shares that must be purchased if any are purchased, and each stockholder is urged to consult his, her or its own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of shares that must be purchased, if any are purchased, is: shares

If, because of proration, the minimum number of shares designated will not be purchased, the Company may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering stockholder must have tendered all of his, her or its shares and checked the box below:

☐	The tendered shares represent all shares held by the undersigned.

THE METHOD OF DELIVERY OF THIS DOCUMENT IS AT THE ELECTION AND RISK OF THE TENDERING STOCKHOLDER. IF DELIVERY IS BY MAIL, THEN REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY.

As a participant in the Plan, I acknowledge receipt of the Offer.

I hereby direct the Depositary to provide instructions to the Plan Administrator to tender or not to tender the Shares allocated to my account under the Plan as indicated above.

I understand that if I sign, date and return this Instruction Form but do not provide the Depositary with direction, the Depositary and, as a result, the Plan Administrator, will treat this action as an instruction by me not to tender the Shares allocated to my account.

SIGNED

By:
Name:
Date
Daytime Telephone number:

Your instructions may be changed or revoked at any time up until the Expiration Time by delivering a new Instruction Form to the Depositary.

You may return your Instruction Form in the enclosed envelope:

By Hand, Express Mail, Courier or Other Expediated Service:

Equiniti Trust Company, LLC

55 Challenger Road

Suite # 200

Ridgefield Park, New Jersey 07660

Attn: Reorganization Department

By First Class, Registered or Certified Mail:

Equiniti Trust Company, LLC

Operations Center

Attn: Reorganization Department

P.O. Box 525

Ridgefield Park, New Jersey 07660

NOTE: YOUR DECISION WHETHER OR NOT TO HAVE YOUR PLAN SHARES TENDERED WILL BE KEPT CONFIDENTIAL.

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